UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2015

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P.A.M. TRANSPORTATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 27, 2015, the Compensation Committee of the Board of Directors of P.A.M. Transportation Services, Inc. (the “Company”) approved an increase in the base salary for Allen W. West, our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer, to $285,000.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2015, the Annual Meeting of Stockholders of the Company was held, at which meeting eight directors were elected to serve as the Board until the next Annual Meeting of Stockholders and the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the calendar year 2015 was ratified by the Company’s stockholders. Final vote tabulations are indicated below:

(1)     Election of eight director nominees to serve until the date of the next Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Frederick P. Calderone	4,843,081	1,841,810	338,168
Daniel H. Cushman	4,835,388	1,849,503	338,168
W. Scott Davis	6,526,496	158,395	338,168
Norman E. Harned	6,526,537	158,354	338,168
Franklin H. McLarty	6,526,426	158,465	338,168
Manuel J. Moroun	4,582,875	2,102,016	338,168
Matthew T. Moroun	4,731,546	1,953,345	338,168
Daniel C. Sullivan	6,526,610	158,281	338,168

(2)     Proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,020,489	2,547	23	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: May 1, 2015	By:	/s/ Daniel H. Cushman
Daniel H. Cushman President and Chief Executive Officer